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                                   EXHIBIT 12

                          AVCO FINANCIAL SERVICES, INC.

                   STATEMENT OF COMPUTATION OF NUMBER OF TIMES
                              FIXED CHARGES EARNED

                        THREE MONTHS ENDED MARCH 31, 1998
                             (Thousands of dollars)



Income
  Income before income taxes....................................................$  74,050
                                                                                ---------
  Fixed charges to be added back to income -

    Interest and debt expense...................................................  113,143
    Rentals (one-third of all rent and related costs
       charged to income).......................................................    3,678
                                                                                ---------

         Total fixed charges....................................................  116,821

Income before income taxes and fixed charges....................................$ 190,871
                                                                                =========
Ratio
  Number of times fixed charges covered by income
     before income taxes and fixed charges......................................      1.6
                                                                                =========
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